Registration No. 333-_____

UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LITTLEFIELD CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	7990	74-2723809
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or organization)	Classification Code Number)	Identification Number)

Littlefield Corporation 2501 N. Lamar Blvd. Austin, Texas 78705 512-476-5141	Jeffrey L. Minch, President and CEO Littlefield Corporation 2501 N. Lamar Blvd. Austin, Texas 78705 512-476-5141
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:

Lee Polson, Esq.
Strasburger & Price, L.L.P.
600 Congress Ave.
Suite 1600
Austin, Texas 78701
(512) 499-3600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering-Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common Stock, par value $0.001 per share	7,520,489	$0.695	5,226,740	$606.82

            (1)  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

            (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act, based on a per share average of the bid and ask price of the registrant’s common stock as reported on the OTCQB on July 22, 2011.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

PROSPECTUS

(SUBJECT TO COMPLETION, dated July 27, 2011)

LITTLEFIELD CORPORATION

7,520,489 Shares

Common Stock

This prospectus relates to a total of 7,520,489 shares of our common stock which are being registered for sale from time to time by the selling stockholders named in this prospectus.

The selling stockholders may sell all or a portion of their shares through public or private transactions at the prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale of shares by the selling stockholders.

Our common stock is quoted on the OTCQB under the symbol “LTFD.” The last reported sale price of our common stock on the OTCQB was for $0.695 per share on July 22, 2011.

Other than selling discounts and commissions and transfer taxes, we have agreed to bear all expenses incurred in connection with the registration and sale of the common stock offered by the selling stockholders.

Neither the Securities and Exchange Commission nor any state securities administrator has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 27, 2011.

You should rely only on the information contained in this prospectus.  We have not authorized anyone to provide you with additional information or information different from that contained in this prospectus.  No offer to sell these securities shall be made in any jurisdiction where an offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our securities.  Our business, prospects, financial condition and results of operations may have changed since that date.

This document may only be used where it is legal to sell these securities.  Certain jurisdictions may restrict the distribution of these documents and the offering of these securities  We require persons receiving these documents to inform themselves about, and to observe any, such restrictions.  We have not taken any action that would permit an offering of these securities or the distribution of these documents in any jurisdiction that requires such action.

iv

Industry and Market Data

Unless otherwise indicated, the market data and certain other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources.  Although we believe these third-party sources are reliable, we have not independently verified the information.  Except as otherwise noted, none of the sources cited in this prospectus has consented to the inclusion of any data from its reports, nor have we sought their consent.  In addition, some data are based on our good faith estimates.  Such estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as our own management’s expertise in the industry.  However, except as otherwise noted, none of our estimates have been verified by any independent source.  Our estimates and assumptions involve risks and uncertainties and are subject to change based on various factors, including those discussed in the Risk Factors section of this prospectus and the other information contained herein.  These and other factors could cause our actual results to differ materially from those expressed in the estimates and assumptions.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in the prospectus.  This summary does not contain all of the information you should consider before making an investment decision. You should carefully read the entire prospectus carefully, including the financial statements and the notes relating to the financial statements that have been incorporated by reference along with other filings listed in Incorporation of Information by Reference, page 10.

The terms “LTFD,” “Littlefield Corporation,” “Littlefield Entertainment”, “Company,”  “we,” “us” and “our” as used in this prospectus refer to Littlefield Corporation and its subsidiaries as a combined entity.

In 2007 and 2008, we sold shares of our restricted common stock to Value Fund Advisors, LLC (“VFA”), on behalf of Boston Avenue Capital LLC, in privately negotiated transactions.  As part of the sales agreements, we agreed to file a registration statement with the Securities and Exchange Commission to register the shares of restricted common stock held by VFA and its affiliates.  The registration statement of which this prospectus is a part, has been filed with the SEC to fulfill our obligation to register these shares. Under the terms of the sales agreements, the shares may not be sold prior to December 31, 2012 without the Company’s approval.  See Selling Stockholders, page 5.

About Us

Littlefield Corporation is a holding company incorporated in Delaware in 1994. It develops, owns and operates charitable bingo halls with solely domestic U.S. operations in Texas, Alabama, Florida and South Carolina.  Collectively, these are referred to as “Littlefield Entertainment”. As of July 2011, the Company operated 39 charitable bingo halls.  `

Our principal executive offices are located at 2501 N. Lamar Blvd., Austin, Texas 78705. Our telephone number is (512) 476-5141.  Our website address is www.littlefield.com.  Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

The Offering

Common Stock Issued and Outstanding	17,324,439 as of July 22, 2011

Common Stock Offered by Selling Stockholders	7,520,489 shares

Common Stock Offered by Us	None

Use of Proceeds	We will not receive any proceeds from the sale of the shares by the selling stockholders. See Use of Proceeds, page 5, and Plan of Distribution, page 6.

Risk Factors	An investment in our common stock involves certain risks. See Risk Factors, page 1.

OTCQB Stock Symbol	LTFD

RISK FACTORS

An investment in our common stock involves a substantial degree of risk.  Before making an investment decision, you should carefully read the risk factors described in this section in addition to the other information contained in our annual report.  If any of the following risks actually occur, our business, financial condition, operating results and prospects would suffer.  In that case, the trading price of our common stock would likely decline and you might lose all or part of your investment in our common stock.

Risks Related to Our Common Stock

A few stockholders, including the selling stockholders, exert significant control over stockholder matters.

Three stockholders and their affiliates, including the two selling stockholders, own 69.2% of our outstanding common stock (including shares issuable to them on exercise of outstanding options).  These include our president and chief executive officer, Jeffrey L. Minch, who owns 25.8% of our common stock, and the selling stockholders, who together own 43.4% of our common stock.  Mr. Minch is a member of the board of directors, and Charles M. Gillman, another director, is an affiliate of the selling stockholders.  See Selling Stockholders, page 5. The amounts of stock owned by these three stockholders and their affiliates would enable them to control the outcome of any contested vote of the stockholders on matters related to management of the corporation.  The fact that control of the voting shares of the company rests in so few hands may inhibit others from buying our shares, either by buying shares in the open market or offering to make an equity investment in us.

If the selling stockholders sell all of the stock being offered pursuant to this prospectus, their ownership percentage would be reduced to 0.0% of our outstanding stock. Mr. Minch would remain a major holder of our outstanding stock, who could exert significant control over the outcome of any contested vote of the stockholders.

Our Common Stock Price May Be Volatile.

Approximately 5 million shares (29%) of our common stock  are held by unaffiliated parties and are eligible for transfer and secondary trading pursuant to Rule 144(k) of the Securities and Exchange Commission.  Both the volume and price of our stock has historically been low. On many days no trades are recorded.  At our historical volume and price, only a few trades, involving very little money invested, would be sufficient to dramatically change the price of our stock.  Like other companies with low prices and volume, it would be possible for someone to attempt to manipulate the price of our stock with an investment of only a few thousand dollars.

If an active, liquid trading market for our common stock does not develop, you may not be able to sell your shares quickly or at or above the price you paid for it.

The volume of our stock has historically been low, so you may not be able to sell your shares quickly or at or above the price you paid for our stock if trading in our stock is not active at the time you sell.

Our common stock may be subject to penny stock rules and regulations.

Federal rules and regulations under the Securities Exchange Act of 1934 regulate the trading of so-called penny stocks, which generally refers to low-priced (below $5.00), speculative securities of very small companies traded on the OTC Bulletin Board or in the pink sheets.  Trading in shares of our common stock may be subject to the full range of penny stock rules.  Before a broker-dealer can sell a penny stock, these rules require the broker-dealer to first approve the investor for the transaction and obtain from the investor a written agreement regarding the transaction.  The broker-dealer must also furnish the investor with a document describing the risks of investing in penny stocks.  The broker-dealer must also tell the investor the current market quotation, if any, for the penny stock and the compensation the broker-dealer will receive for the trade.  Finally, the broker-dealer must send monthly account statements showing the market value of each penny stock held in the investor's account.  If these rules are not followed by the broker-dealer, the investor may have no obligation to purchase the shares.  Accordingly, these rules and regulations may make it more expensive and difficult for broker-dealers to sell shares of our common stock and purchasers of our common stock may experience difficulty in selling such shares in secondary trading markets.

Anti-Takeover Effect.

Our Certificate of Incorporation is designed to make it difficult for a third party to acquire control of us, even if a change of control would be beneficial to stockholders.  Our Bylaws do not permit any person other than the board of directors or certain executive officers to call special meetings of the stockholders.  In addition, we must receive a stockholder’s proposal for an annual meeting, including nominees for election to the board of directors, within a specified period for that proposal to be included in the agenda.  See Description of Securities – Common Stock, page 8.  Because the stockholders do not have the power to call meetings and are subject to timing requirements in submitting stockholder proposals for consideration at an annual or special meeting, any third-party takeover not supported by the board of directors would be subject to significant delays and difficulties.

Risks Related to Our Bingo Halls

Our bingo halls could experience reduced demand, making it difficult to sustain revenues and cash flow.

We currently operate in Texas, South Carolina, Alabama and Florida. The bingo halls in these states may experience reduced customer demand and may be required to operate at reduced capacity levels following the reduced demand. It is not possible for us to predict the level of future demand. Management plans to implement initiatives to reduce spending during the periods of lower demand, but due to external factors such as the state of regional economies and changes in customer demographics and government laws and regulations, we may not be able to successfully reverse the impact of the lower demand.  This may result in reduced profits or losses until management’s initiatives are fully implemented. During periods when the bingo halls are operating at reduced capacity levels, we may incur reduced profitability or losses due to the reduction in our operating revenues and/or due to additional costs which may be expended to attempt to increase demand.

Our revenues are regulated by state agencies;  unexpected changes in costs or regulated revenue levels may result in fluctuations of profits.

State regulations often limit the amount of our contracted revenues which the Company can generate by limiting the number of sessions, revenues per session, number of locations which may be operated or other factors. We assume the risk of performing on such contracts within the limitations set by these agencies. Any change in the level of allowable revenue or increases in costs due to inflationary or other external forces during contract performance may result in reduced profits or losses for particular bingo halls and negatively affect operating results during certain reporting periods.

Our real estate leases are longer term;  unexpected changes at our bingo halls or unfavorable changes in regulations may result in fluctuations of our profitability.

Generally, to obtain favorable real estate rental rates, we enter into longer term real estate lease agreements with third-party landlords. We assume the risk of performing on such lease contracts and we are required to continue lease payments over the remaining term of our leases should a downturn in profitability occur at our bingo halls or unfavorable changes in bingo regulations occur. Where practicable, management includes certain termination rights and liquidating damages provisions in its leases to mitigate this risk. However, where such lease provisions are not available the continued payment of lease obligations through our lease termination date will result in reduced profits or losses for particular bingo halls and negatively affect operating results during certain reporting periods.

Changes in customer preferences and other forms of entertainment could adversely affect our financial results.

The success of our bingo halls depends upon the selection of bingo as a form of entertainment by our customers. The success of other forms of entertainment including internet based games could adversely affect our operating results.

The bingo market is highly competitive, and if we are unable to compete successfully in this market, we may be unable to grow our revenues and profits.

It may be possible for our current or future competitors to gain a marketing advantage which may allow our competitors to attract current customers attending our bingo halls. Advantages could be in customer satisfaction, bingo programs offered, or other attributes. We may be at a competitive disadvantage to any companies that are able to gain these advantages.

In addition, it may be possible for our current or future competitors to open competing bingo halls in our markets.

Such actions may reduce attendance at our halls and result in reduced profits or losses for particular bingo halls and negatively affect operating results during certain reporting periods.

We rely upon third parties for important insurance coverage and administrative support.  Our ability to conduct business in a profitable manner will be harmed if our access to these important resources is limited or becomes too costly.

We rely on third-parties for insurance coverage and certain administrative support services such as processing payrolls at our bingo halls.  If we are unable to secure insurance to fully protect against losses, to obtain such insurance at a reasonable cost, or if we are required to cover the cost of claims not covered by the insurance policies we could be required to outlay substantial funds, which could harm our financial condition.

Our ability to obtain cost-effective services and insurance coverage is subject to a number of external factors that are outside of our control, including:

•	third parties may increase the price of insurance or services they provide to us; and
•	third-party providers may decide not to provide us with these services.

If we fail to obtain cost effective insurance and services from these providers or others we may incur additional costs which may affect operating results during certain reporting periods.

Other Risks

We are subject to various government regulations and the cost of compliance as well as the impact of changes in the various governmental regulations may be substantial.

We are required to comply with various government regulations in order to operate our bingo halls.  Government regulations can change, which could impact our ability to profitably operate or continue to operate our bingo halls.

In addition, we are required to pay fees to certain other government agencies related to the operation of our bingo halls. Changes in the fees such as licensing fees will impact our earnings resulting in lower profits or losses.

Tighter regulations for the protection of our customers and other factors such as smoking bans will make it increasingly difficult or more costly to operate our bingo halls in accordance with the more restrictive conditions than currently exist. Failure to comply with these laws and regulations could result in fines, additional licensing requirements or the revocation of our licenses in a particular jurisdiction. The costs of compliance could impact our earnings resulting in lower profits or losses.

The continued expansion in existing and into other regional markets in other states is important to our long-term success.  Operating in other states has several challenges that, if not managed, could harm our growth and profitability.

We have subsidiaries which currently operate in Texas, South Carolina, Alabama and Florida.  There are several risks that we may encounter as we develop and operate business in other states, including:

•	legal and regulatory restrictions;
•	economic slowdown in the states where we currently operate or in states that are targeted markets for future growth;
•	local regulatory risk; and
•	higher costs associated with operating business in other targeted states.

These risks could affect our planned expansion and could impact our ability to operate profitably or result in losses.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders, nor will any of the proceeds from resale be available for our use or otherwise for our benefit. The selling stockholders will receive all of the net proceeds from the sales of common stock offered by them under this prospectus.

SELLING STOCKHOLDERS

This prospectus relates to the resale by the selling stockholders named below from time to time of up to a total of 7,520,489 shares of our issued and outstanding common. All of the common stock offered by this prospectus is being offered by the selling stockholders for their own account.

On February 22, 2007, we entered into an agreement (the “2007 Agreement”) to sell 400,000 shares of our restricted common stock to Value Fund Advisors, LLC (“VFA”), on behalf of Boston Avenue Capital LLC, for $1.1914 per share, resulting in aggregate gross proceeds to the company of $476,560. Pursuant to the 2007 Agreement, VFA agreed: (1) to purchase an additional 100,000 shares of our common stock in open market purchases over the next three months; (2) not to sell any of our common stock for twenty-four months after the date of its last purchase and (3) to take reasonable care to prevent future dispositions from adversely impacting the market share price of our common stock. Also pursuant to the 2007 Agreement, we agreed to cause any of our unregistered shares held by Boston Avenue Capital LLC to be registered on or before twenty-four months after the date of VFA’s last purchase of stock. The sale was made in a privately negotiated transaction pursuant to the exemption for private placements contained in Section 4(2) of the Securities Act of 1933.

On March 17, 2008, we entered into an agreement (the “2008 Agreement”) to sell 5,190,568 shares of our restricted common stock to VFA, on behalf of Boston Avenue Capital LLC, for $1.3486 per share, resulting in aggregate gross proceeds to the Company of $7,000,000. Pursuant to the 2008 Agreement which terminated the prior February 22, 2007 agreement, VFA on behalf of the selling stockholders agreed: (1) not to sell any of the common stock holdings prior to December 31, 2012, without our consent; (2) to vote the shares in support of all propositions recommended to the shareholders by our board of directors at annual meetings through December 31, 2012; and (3) to take reasonable care to prevent future dispositions from adversely impacting the market share price of our common stock. Also pursuant to the 2008 Agreement, we agreed to file a registration statement with the SEC no later than December 31, 2009, covering all unregistered shares of Common Stock held by Boston Avenue Capital LLC. The sale was made in a privately negotiated transaction pursuant to the exemption for private placements contained in Section 4(2) of the Securities Act of 1933.  See “Certain Relationships and Related Transactions,” page 9.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of common stock with respect to which the selling stockholders have voting and investment power with respect to the shares, subject to community property laws where applicable.

Name of Selling Security Holder (1)	Ownership Before Offering	Percentage Before Offering (3)	Number of Shares to be Sold Under This Prospectus (2)	Number of Shares Owned After Offering (2)	Percentage After Offering (3)
Boston Avenue Capital LLC	7,504,489	43.32. %	7,504,489	0	0.00%
Yorktown Avenue Capital, LLC	16,000	0.09%	16,000	0	0.00%

Total Shares Registered with this filing	7,520,489	43.41%	7,520,489	0	0.00%

(1) Stephen J. Heyman and James F. Adelson, joint managers, and Charles M. Gillman, portfolio manager, share the power to vote and dispose of the shares of common stock being registered on behalf of selling stockholders.

(2) Assumes the sale of all shares by each of the selling stockholders. The selling stockholders are under no obligation to sell their shares.
(3) Calculated on the basis of 17,324,439 shares of Common Stock outstanding as of July 22, 2011.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

                    The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Commission;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any.  Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents.  We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act.  Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.  Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Each selling stockholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.  In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without volume restrictions pursuant to Rule 144 of the Securities Act.

We are paying certain expenses incidental to the offering, which are estimated to be approximately $27,000.  If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above.

In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers.

DESCRIPTION OF SECURITIES

We are authorized to issue up to 40,000,000 shares of common stock, par value $0.001 per share.  As of July 22, 2011, 17,324,439 common shares were issued and outstanding, in addition approximately 478,000  common shares would be issuable upon the exercise of outstanding stock options, calculated using the treasury stock method.

Common Stock

Each common stockholder is entitled to one vote for each share of common stock held on all matters to be voted on by stockholders.  Our certificate of incorporation does not authorize cumulative voting in the election of directors.

Annual and special meetings of the stockholders may be called only by our board of directors, the chairman of the board, the president or the secretary.  Stockholders do not have the power to call stockholder meetings.  If a stockholder wants to  bring business before a meeting of the stockholders, the stockholder must give notice to the Company no less than 60 nor more than 90 days prior to the meeting, except that if less than 70 days' notice or public disclosure of the meeting date, then notice of the notice must be given no later than the close of business on the 10th day following the date on which notice of the meeting was given or announced.

Our certificate of incorporation contains detailed provisions for nominations for election to the board of directors.  The board may make nominations for director.  If a stockholder other than the board of directors wishes to make a nomination, the nomination must be made in writing at least 60 but no more than 90 days prior to the date of the election, except that if less than 70 days' notice or public disclosure of the meeting date, then notice of the nomination must be given no later than the close of business on the 10th day following the date on which notice of the meeting was given or announced.  The notice of a nomination must include information on the nominee that would be required to be disclosed about a nominee under Regulation 14A of the Securities and Exchange Commission (such as the nominee's name, age, address, number and percent of Littlefield shares owned and business background).

Stockholders have no preemptive rights or other rights to subscribe for additional shares.  There are no conversion rights, redemption rights, or sinking fund provisions with respect to shares of the common stock.  Stockholders are entitled to receive dividends, when declared by the board of directors, out of funds legally available therefore, subject to the restrictions set forth in the Delaware General Corporation Law.  If we were to liquidate, dissolve, or wind up, the holders of the common stock would be entitled to receive, pro rata, our net assets remaining after we satisfy our obligations to our creditors.

The certificate of incorporation and bylaws contain provisions for the indemnification of directors and officers in a manner consistent with Delaware law.

All outstanding shares are fully paid and not subject to further assessments.

As of July 22, 2011, we had approximately 580 beneficial stockholders and 105 holders of record of our common stock. The quoted market price as of July 22, 2011, the date the stock was last traded, was $0.695 per share.

Dividends

We have not paid any cash dividends on our common stock in 2011, 2010, 2009 or 2008 and do not anticipate or contemplate paying dividends on the common stock in the foreseeable future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Registrar and Transfer Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2007 and 2008, Value Fund Advisors, LLC (“VFA”) was an investment advisor to the selling stockholders and purchased more than 5.5 million shares of common stock directly from the Company pursuant to agreements dated February 27, 2007, and March 17, 2008 (the “2008 Agreement”).  The 2008 Agreement, as amended, gives selling stockholders the right to recommend up to two individuals for consideration by our nominating committee, for nominations for the Board of Directors through December 31, 2012.  The selling stockholders recommended Mr. Gillman (first elected in 2008) and Mr. Roberts (first elected in 2009) for election to the Board, our nominating committee nominated them for election and these individuals were re-elected at our annual meeting held on May 18, 2011.  The 2008 Agreement, as amended, also provides that the selling stockholders: (1) will not sell any of their common stock holdings in the Company prior to December 31, 2012, without the consent of the Company; (2) agree to vote their shares in support of all propositions recommended to the shareholders by our Board of Directors at annual meetings through December 31, 2012; and (3) agree to take reasonable care to prevent their future dispositions from adversely impacting the market share price of our common stock.  It also requires Littlefield to file a registration statement with the SEC covering all unregistered shares acquired by the selling stockholders.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements” and we intend that such forward-looking statements be subject to the safe harbors thereby.  These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements.  Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include those noted under the caption “Risk Factors” beginning on page 1 of this prospectus. Readers should carefully review this information as well as the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements.  They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. The following documents, which are on file with the SEC, are incorporated into this prospectus by reference:

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 filed on May 13, 2011;
•	Our Definitive Proxy Statement for our annual meeting of shareholders, filed on April 29, 2011;

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on March 29, 2011; and

•	Our Current Reports on Form 8-K file on May 20, 2011, April 28, 2011, and March 10, 2011.

These documents incorporated by reference provide the information of certain requirements in Regulation 229, Items 503 through 511 of Regulation S-K (Form S-1).

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION ABOUT THE COMPANY

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. We are subject to the informational requirements of the Exchange Act and, in accordance therewith, will file all requisite reports such as Forms 10-K, 10-Q and 8-K, proxy statements, under Section 14 of the Exchange Act, and other information with the Commission. Such reports, proxy statements, this registration statement and other information, including those documents incorporated herein by reference, may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the SEC’s Washington, D.C. office at prescribed rates.  You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov. In addition, you may request a copy of our public filings, at no cost, by writing or telephoning us at the following address: Littlefield Corporation., c/o Richard S. Chilinski, 2501 N. Lamar Blvd., Austin, Texas 78705. Our phone number is (512) 476-5141. These public filings are posted on our web site at www.littlefield.com. Any other information contained on, or accessible through our website does not constitute a part of this prospectus.

EXPERTS

Independent Public Accountants

The consolidated balance sheets as of December 31, 2010 and 2009, and the consolidated statements of operations, changes in Stockholders’ Equity, and cash flows for each of the years ended December 31, 2010 and 2009, incorporated by reference in this prospectus, have been included herein in reliance on the report of Padgett, Stratemann & Co., L.L.P., independent public accountants, given on the authority of that firm as experts in auditing and accounting.

Legal Matters

Certain legal matters in connection with the securities will be passed upon for us by Strasburger & Price, LLP located at 600 Congress Ave., Suite 1600, Austin, TX 78701.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Under Article 7 of our Certificate of Incorporation, we have eliminated the potential liability of Directors to us, and we are also required to indemnify our Directors against any liability for monetary damages, to the extent allowed by Delaware law.  The Delaware General Corporation Law (“DGCL”) allows corporations, including Littlefield, to eliminate or limit the liability of directors for monetary damages except to the extent that the acts of the director are in bad faith, constitute intentional or reckless misconduct, result in an improper personal benefit, or amount to an abdication of the directors' duties.  The DGCL provisions do not affect the availability of equitable remedies against directors nor change the standard of duty to which directors are held.

Our Certificate of Incorporation also provides that if Delaware law is amended to provide additional indemnity or relief from liability to directors, such relief or indemnity shall automatically be applied for the benefit of our Directors.

The Securities and Exchange Commission has stated that, in its opinion, indemnification of officers and directors for violations of federal securities laws is unenforceable and void as a matter of public policy.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 - OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the various costs and expenses in connection with the sale and distribution of the common stock being registered.  All amounts will be borne by us and amounts shown are estimates.

Amount to be paid
SEC Registration Fee	$700
Printing and Edgarizing expenses	$5,000
Legal fees and expenses	$20,000
Accounting fees and expenses	$1,000
Transfer agent	$100
Stock certificates	$100
Miscellaneous	$100

Total	$27,000

ITEM 14 - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Our Directors and Officers

Indemnification under the Delaware General Corporation Law

Subsection (a) of Section 145 of the Delaware General Corporate Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 of the Delaware General Corporate Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the Delaware General Corporate Law further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter  therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 of the Delaware General Corporate Law shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145 of the Delaware General Corporate Law.

Section 102(b)(7) of the Delaware General Corporate Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporate Law or (4) for any transaction from which the director derived an improper personal benefit. Our Restated Certificate of Incorporation contains such a provision.

These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Indemnification under the Restated Certificate of Incorporation of the Issuer

Article 7 (a) of our Restated Certificate of Incorporation provides that the Company shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

Article 7 (c) of our Restated Certificate of Incorporation provides that the Company shall,  to the fullest extent permitted by the provisions of Section 145 of the Delaware General Corporate Law, as the same may be amended and supplemented,  indemnify and hold harmless any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses,  liabilities and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Article 11 of our Restated Certificate of Incorporation provides that from time to time any of the provisions of this certificate of incorporation may be amended,  altered or repealed,  and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws,  and all rights at any time conferred upon the stockholders of the corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article 11.

Indemnification under the Amended and Restated Bylaws of the Issuer

Article VIII of our restated bylaws provides that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware and the Certificate of Incorporation.

Indemnification under Indemnification Agreements with Directors and Officers

We have not entered into indemnification agreements with our officers and directors. We have obtained directors’ and officers’ liability insurance, which insures against liabilities that its directors or officers may incur in such capacities.

ITEM 15 - RECENT SALES OF UNREGISTERED SECURITIES

We have issued the following securities which were not registered under the Securities Act of 1933 within the past three years.

On January 16, 2009, we issued 1,182,699 shares of common stock to an executive of the Company pursuant to an exemption under Section 4(2) of the Securities Act for $331,156, as stock-based compensation.

On April 16, 2009, we issued 100,000 shares of common stock to two officers of the Company pursuant to an exemption under Section 4(2) of the Securities Act for $36,000, as stock-based compensation.

ITEM 16 - EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

See the Exhibit Index which is incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the financial statements or related notes.

ITEM 17 - UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)  That, for the purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)          Each prospectus filed by the registrant pursuant to Rule 424(b)(3)  shall be deemed to be part of this registration as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)           Each prospectus filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Minch and Richard S. Chilinski, or either of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on July 27, 2011.

LITTLEFIELD CORPORATION

By:	/s/ Jeffrey L Minch
Jeffrey L. Minch, President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Richard S Chilinski
Richard S. Chilinski, Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

/s/Michael L Wilfley Michael L. Wilfley	Chairman of the Board of Directors	July 27, 2011

/s/Jeffrey L Minch Jeffrey L. Minch	President and Chief Executive Officer and Director	July 27, 2011

/s/Charles M Gillman Charles M. Gillman	Director	July 27, 2011

/s/James P Roberts, II James P. Roberts, II	Director	July 27, 2011

_________________ Alfred T. Stanley	Director

/s/Carlton R Williams Carlton R. Williams	Director	July 27, 2011

EXHIBIT INDEX

Exhibit	Description
3.1*	Certificate of Incorporation of the Company, as amended.
3.2
Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 of the Quarterly Report on Form 10-QSB filed by the Company on November 15, 1999, for the quarter ended September 30, 1999).

5.1*	Opinion of Strasburger & Price, LLP.
10.1	2002 Stock Option Plan (incorporated by reference to Exhibit 1 of the Definitive Proxy Statement Schedule 14A, filed with the SEC on March 22, 2002).
10.2	2002 Employee Stock Purchase Plan (incorporated by reference to Exhibit 2 of the Definitive Proxy Statement Schedule 14A, filed with the SEC on March 22, 2002).
10.3	2009 Employment Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2009).
22.1	List of Subsidiaries (incorporated by reference to Exhibit 22.1 to Form 10-K for the year ended December 31, 2010, filed with the SEC on March 29, 2011).
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Strasburger & Price, LLP as legal counsel (incorporated in Exhibit 5.1).
24.1*	Power of Attorney, included in this Registration Statement.
*	Filed herewith. Those items listed above but not filed herewith are incorporated by reference.